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                                                               Exhibit 99.1
                                                               ------------



     FOR IMMEDIATE RELEASE
     ---------------------

               FOXMEYER HEALTH ANNOUNCES IT WILL PASS JANUARY 1997
                            PREFERRED STOCK DIVIDENDS


               DALLAS, TX -- DECEMBER 20, 1996 -- FOXMEYER HEALTH
     CORPORATION (NYSE: FOX) today announced that it has determined not to make the next quarterly cash dividend payments that are scheduled for January 1997 on either the Company's $5.00 Cumulative Convertible Preferred Stock or its $4.20 Cumulative Exchangeable Series A Preferred Stock.


               FoxMeyer Health also announced today that as a result of stock repurchases previously made, the Company has fully complied with its mandatory sinking fund obligations for its $5.00 Cumulative Convertible Preferred Stock, and will therefore not be required to redeem any further shares of that stock on January 15, 1997.


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